EXHIBIT 10.47

                          AMENDMENT TO
                  PROMISSORY NOTE DATED 5/30/95

This amendment is to modify the terms of payment in the original promissory note by and between Texline Gas Company ("Texline") and Midcoast Energy Resources, Inc. ("Midcoast") dated May 30, 1995, in the amount of $173,822.16

It is hereafter mutually agreed that the final maturity date of the aforementioned note shall be extended until April 1, 1997, when sums still outstanding, including accrued interest, shall be due and payable.

However, notwithstanding the above, in the event this bote is not repaid in full on or before June 1, 1996, Texline shall still be assigned and additional one-half Percent (.5%) working interest in the Sun Field properties in Starr County, Texas as outlines in the Letter Agreement dated May 31, 1995 by and Between Texline and Midcoast.

DATED March 1, 1996


TEXLINE GAS COMPANY


BY:_______________________________




MIDCOAST ENERGY RESOURCES, INC.


BY:________________________________